UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 3, 2012

CONSOLIDATED COMMUNICATIONS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51446	02-0636095
(State of Incorporation)	(Commission File Number)	(IRS employer identification no.)

121 South 17th Street
Mattoon, Illinois	61938-3987
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (217) 235-3311

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events.

On July 2, 2012, Consolidated Communications Holdings, Inc. (the “Company”) acquired SureWest Communications (“SureWest”) pursuant to a merger transaction.

As a result of that acquisition, under the Amended and Restated Credit Agreement, dated June 8, 2011, as amended, among the Company, as Parent Guarantor, Consolidated Communications, Inc. (“CCI”), as Borrower, the lenders referred to therein, Wells Fargo Bank, National Association, as administrative agent, and certain other parties thereto (the “Credit Agreement”), certain of the SureWest subsidiaries that the Company acquired through the merger transaction (the “SureWest Subsidiaries”) were required to guarantee certain obligations under the Credit Agreement and to pledge as collateral, grant liens on and security interests in, all assets and property of such SureWest Subsidiaries as provided for in or contemplated by the Credit Agreement, whether now owned or existing or hereafter acquired or arising.  The SureWest Subsidiaries have become parties to the Credit Agreement by executing a Joinder Agreement dated as of August 3, 2012.  The Joinder Agreement is filed as Exhibit 4.1 hereto.

In addition, as a result of the SureWest Subsidiaries becoming a guarantor under the Credit Agreement, each SureWest Subsidiary was also required to guarantee $300,000,000 aggregate principal amount of 10.875% Senior Notes due 2020 (the “Notes”) of CCI issued pursuant to that certain Indenture dated as of May 30, 2012, as supplemented by a First Supplemental Indenture dated as of July 2, 2012 (as supplemented, the “Indenture”), by and among CCI, the Guarantors named therein, and Wells Fargo Bank, National Association, as trustee (the “Trustee”).  In addition, as a result of the SureWest Subsidiaries becoming guarantors under the Notes, each SureWest Subsidiary was  required to become a party to a Registration Rights Agreement among  CCI, Morgan Stanley & Co. LLC and the guarantors named therein, with respect to the Notes dated as of May 30, 2012, as amended by a Joinder dated as of July 3, 2012 (as amended, the “Registration Rights Agreement”).  For a description of the Indenture and the Registration Rights Agreement, see the Current Reports on Form 8-K filed by the Company on June 4, 2012 and July 3, 2012, which are incorporated herein by reference.

On August 3, 2012, CCI, the SureWest Subsidiaries and the Trustee entered into a Second Supplemental Indenture, dated as of August 3, 2012, to the Indenture, pursuant to which the SureWest Subsidiaries guaranteed the Notes.  The SureWest Subsidiaries have also become parties to the Registration Rights Agreement by executing a Joinder dated August 3, 2012.  The Second Supplemental Indenture is filed as Exhibit 4.2 hereto and the Joinder is filed as Exhibit 4.3 hereto.

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
4.1
Joinder Agreement, dated as of August 3, 2012, among SureWest Communications, SureWest Long Distance, SureWest Communications, Inc., SureWest Broadband, SureWest TeleVideo, SureWest Kansas, Inc., SureWest Telephone, SureWest Kansas Holdings, Inc., SureWest Kansas Connections, LLC, SureWest Kansas Licenses, LLC, SureWest Kansas Operations, LLC, SureWest Kansas Purchasing, LLC and SureWest Fiber Ventures LLC (collectively, the “SureWest Subsidiaries”), the Company, CCI, and Wells Fargo Bank, National Association, a national banking association, as Administrative Agent for the Lenders under the Credit Agreement

4.2	Second Supplemental Indenture, dated as of August 3, 2012, among CCI, each of the SureWest Subsidiaries, and Wells Fargo Bank, National Association

4.3	Joinder to Registration Rights Agreement, dated as of August 3, 2012, by each of the SureWest Subsidiaries

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 9, 2012
Consolidated Communications Holdings, Inc.

	By:	/s/ Steven L. Childers
Name: Steven L. Childers Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1
Joinder Agreement, dated as of August 3, 2012, among SureWest Communications, SureWest Long Distance, SureWest Communications, Inc., SureWest Broadband, SureWest TeleVideo, SureWest Kansas, Inc., SureWest Telephone, SureWest Kansas Holdings, Inc., SureWest Kansas Connections, LLC, SureWest Kansas Licenses, LLC, SureWest Kansas Operations, LLC, SureWest Kansas Purchasing, LLC and SureWest Fiber Ventures LLC (collectively, the “SureWest Subsidiaries”), the Company, CCI, and Wells Fargo Bank, National Association, a national banking association, as Administrative Agent for the Lenders under the Credit Agreement

4.2	Second Supplemental Indenture, dated as of August 3, 2012, among CCI, each of the SureWest Subsidiaries, and Wells Fargo Bank, National Association

4.3	Joinder to Registration Rights Agreement, dated as of August 3, 2012, by each of the SureWest Subsidiaries